UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2017

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Charles & Colvard, Ltd. (the “Company”) approved the Charles & Colvard, Ltd. 2017 Senior Management Equity Incentive Program (the “2017 Program”), with effect as of January 1, 2017. The 2017 Program supersedes and replaces all prior long-term incentive plans or programs.

The 2017 Program provides a long-term incentive opportunity for our executive officers and vice presidents (the “Eligible Employees”) through grants of restricted stock awards with both performance and service measures. Achievement of an Eligible Employee’s performance measures will be measured by the Compensation Committee as follows: (i) 50% of each restricted stock award will be based on the achievement of shared company goals regarding revenue, EBITDA, and departmental budgets (the “Company Measures”), and (ii) 50% of each restricted stock award will be based on the achievement of individual performance goals (the “Personal Measures”), both for the period from January 1, 2017 to December 31, 2017. We must achieve 100% of the Company Measures in order for 50% vesting of the restricted stock award. For the remaining 50% vesting of the restricted stock award, an Eligible Employee may achieve from 0% to 100% of his or her Personal Measures, and 50% of the amount of his or her restricted stock award will be reduced by any performance that is measured below 100% accordingly. If certain EBITDA or revenue thresholds are not achieved, 100% of the restricted stock awards will be forfeited. The Personal Measures and Company Measures are determined by the Compensation Committee and may be modified by the Compensation Committee to reflect certain types of events as permitted by our 2008 Stock Incentive Plan (the “2008 Plan”). In addition, an Eligible Employee must remain in continuous service until February 23, 2018 for restrictions to fully lapse.

Under the 2017 Program, the Compensation Committee has granted the Chief Executive Officer 150,000 shares of restricted stock, the Chief Financial Officer 75,000 shares of restricted stock, and each Vice President 35,000 shares of restricted stock. The 2017 Program also provides the Compensation Committee discretion to make additional equity compensation awards above the target award level in recognition of extraordinary performance. All awards granted pursuant to the 2017 Program are issued under and pursuant to the 2008 Plan and subject to the terms of our standard performance-based restricted stock award agreement.

The foregoing description of the 2017 Program does not purport to be complete and is qualified in its entirety by reference to the 2017 Program, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document

10.1	Charles & Colvard, Ltd. 2017 Senior Management Equity Incentive Program, effective January 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

February 24, 2017	By:	/s/ Suzanne T. Miglucci
Suzanne T. Miglucci President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

10.1	Charles & Colvard, Ltd. 2017 Senior Management Equity Incentive Program, effective January 1, 2017